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                                                                    EXHIBIT 5.1

            [Paine, Hamblen, Coffin, Brooke & Miller LLP Letterhead]



                                October 25, 2000



Telect, Inc.
2111 N. Molter Road
Liberty Lake, WA 99019

        Re:    TELECT, INC.
               REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We are acting as counsel to Telect, Inc., a Washington corporation (the "Company"), in connection with the proposed issuance and sale of certain shares of the Company's newly issued Common Stock as contemplated in the Registration Statement on Form S-1 (the "Registration Statement") to which this opinion is being filed as Exhibit 5.1 (the "Shares"). In rendering this opinion, we have reviewed the Registration Statement and such documents, certificates and records as we have deemed necessary for the purpose of this opinion. As to certain matters of fact bearing on the opinions expressed herein, we have relied upon certificates of public officials, certificates of officers or other representatives of the Company and other written or oral statements of officers or representatives of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

        Based on such review and subject to the qualifications set forth herein, we are of the opinion that, when further approved by the pricing committee in accordance with the authority delegated to that committee by the Company's board of directors and when issued and sold as contemplated in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        This opinion is limited to the laws of the State of Washington (excluding state securities or blue sky laws and principles of conflicts of laws). This opinion is given as of the date hereof, without any obligation on our part to update this opinion or to advise the addressee hereof or any other party of any changes in circumstances or laws that may hereafter occur or be brought to our attention which may affect this opinion. This opinion is limited to the opinion specifically set forth above and no additional opinions are to be inferred or implied. This opinion is rendered in connection with the issuance and sale of the Shares and, except as expressly permitted hereby, may not be used, delivered, circulated, filed, quoted or otherwise referred to.

                                   Very truly yours,
                                   /s/PAINE, HAMBLEN, COFFIN,BROOKE & MILLER LLP PAINE, HAMBLEN, COFFIN,
                                         BROOKE & MILLER LLP